UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2014

Niska Gas Storage Partners LLC

 (Exact name of registrant as specified in its charter)

Delaware	001-34733	27-1855740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(Address of principal executive offices)    (Zip Code)

(281) 404-1890

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events

On February 28, 2014, Niska Gas Storage Partners LLC (the “Company”) announced that two wholly owned subsidiaries, Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp. (together, the “Issuers”) are commencing an offering of $575 million in aggregate principal amount of senior unsecured notes (the “Notes”), subject to market conditions.  The Notes will be fully and unconditionally guaranteed by the Company and its restricted subsidiaries (other than the Issuers), subject to certain exceptions.  The Company expects to use the net proceeds of this offering, as well as borrowings under its asset-based revolving credit facility, to redeem the $644 million outstanding aggregate principal amount of 8.875% senior notes due 2018.  A copy of the press release is attached hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)                Exhibits

Exhibit No.

99.1	Press release dated February 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 3, 2014

NISKA GAS STORAGE PARTNERS LLC

By:	/s/ Jason A. Dubchak
Name:	Jason A. Dubchak
Title:	Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Niska Gas Storage Partners LLC Press Release, dated February 28, 2014.